                             SERVICER'S CERTIFICATE



                        Collection Period: October, 2004

                      Distribution Date: November 15, 2004

                      Hyundai Auto Receivables Trust 2004-A


         The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation ("HMFC") and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated September 1, 2004, among HMFC, as Seller and Servicer, Citibank N.A., as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2004-A, as Issuer (the "Sales and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

         1. The Servicer's report for the period from October 1, 2004, to October 31, 2004, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

         2. As of October 31, 2004, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this 10th day of November 2004.

                                     HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation



                                     By: /s/ David A. Hoeller
                                         ---------------------------
                                         David A. Hoeller
                                         Vice President, Finance









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Hyundai Auto Receivables Trust 2004-A
Monthly Servicing Report
================================================================================

--------------------------------------------------------------------------------
Collection Period                                                  October, 2004
Distribution Date                                                       11/15/04
Transaction Month                                                              2
30/360 Days                                                                   30
Actual/360 Days                                                               31
--------------------------------------------------------------------------------


I. ORIGINAL DEAL PARAMETERS
---------------------------

Cut off Date:                                       July 31, 2004
Closing Date:                                   September 1, 2004

                                                     Dollars          Units         WAC         WAM
                                                     -------          -----         ---         ---
Original Pool Balance:                            $807,850,711.24     48,534       7.060%      58.76

                                                   Dollar Amount     % of Pool    Coupon Rate            Final Payment Date
                                                   -------------     ---------    -----------            ------------------
   Class A-1 Notes                                $155,000,000.00     19.167%      1.78125%              September 15, 2005
   Class A-2 Notes                                $215,000,000.00     26.594%      2.36000%              September 15, 2007
   Class A-3 Notes                                $188,000,000.00     23.252%      2.97000%                    May 15, 2009
   Class A-4 Notes                                $ 92,100,000.00     11.381%      3.54000%                 August 15, 2011
   Class B Notes                                  $ 36,500,000.00      4.498%      3.46000%                 August 15, 2011
   Class C Notes                                  $ 26,900,000.00      3.310%      3.36000%                 August 15, 2011
   Class D Notes                                  $ 32,800,000.00      4.040%      4.10000%                 August 15, 2011
                                                 -----------------------------
Total Securities                                  $746,300,000.00     92.241%

   Overcollateralization                          $ 23,043,718.45      2.995%
   YSOA                                           $ 38,506,992.79      4.767%
                                                 -----------------------------
Total Original Pool Balance                       $807,850,711.24     100.00%

================================================================================================================================


II. POOL BALANCE AND PORTFOLIO INFORMATION
------------------------------------------

                                                  ------------------------------------------------------------------------------
                                                       Beginning of Period              Ending of Period             Change
                                                  ------------------------------------------------------------------------------
                                                       Balance      Pool Factor         Balance     Pool Factor
                                                       -------      -----------         -------     -----------
   Class A-1 Notes                                $113,502,147.36    0.7322719    $ 93,137,561.88    0.6008875    $20,364,585.48
   Class A-2 Notes                                $215,000,000.00    1.0000000    $215,000,000.00    1.0000000    $            -
   Class A-3 Notes                                $188,000,000.00    1.0000000    $188,000,000.00    1.0000000    $            -
   Class A-4 Notes                                $ 92,100,000.00    1.0000000    $ 92,100,000.00    1.0000000    $            -
   Class B Notes                                  $ 36,500,000.00    1.0000000    $ 36,500,000.00    1.0000000    $            -
   Class C Notes                                  $ 26,900,000.00    1.0000000    $ 26,900,000.00    1.0000000    $            -
   Class D Notes                                  $ 32,800,000.00    1.0000000    $ 32,800,000.00    1.0000000    $            -
                                                  ------------------------------------------------------------------------------
Total Securities                                  $704,802,147.36    0.9443952    $684,437,561.88    0.9171078    $20,364,585.48

Weighted Avg. Coupon (WAC)                                  7.06%                           7.05%
Weighted Avg. Remaining Maturity (WARM)                     56.87                           55.94
Pool Receivables Balance                          $771,749,078.76                 $753,072,191.26
Remaining Number of Receivables                            47,716                          47,275

Adjusted Pool Balance                             $734,561,299.24                 $717,182,408.45

================================================================================================================================


III. COLLECTIONS
----------------


Principal:
   Principal Collections                                                                                          $18,240,885.06
   Repurchased Contract Proceeds Related to Principal                                                             $            -
   Liquidation Proceeds                                                                                           $            -
   Recoveries from Prior Month Charge-Offs                                                                        $    21,449.54
                                                                                                                  --------------
Total Principal Collections                                                                                       $18,262,334.60

Interest:
   Interest Collections                                                                                           $ 4,364,291.92
   Interest on Repurchase Principal                                                                               $            -
                                                                                                                  --------------
Total Interest Collections                                                                                        $ 4,364,291.92

Reserve Account Interest                                                                                          $     7,635.60

Total Collections                                                                                                 $22,634,262.12



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



IV. DISTRIBUTIONS
-----------------

   Total Collections                                                                                              $22,634,262.12
   Reserve Account Release                                                                                        $            -
   Reserve Account Draw                                                                                           $            -
                                                                                                                  --------------
Total Available for Distribution                                                                                  $22,634,262.12

                                                         Amount Due              Amount Paid
                                                         ----------              -----------
 1. Servicing Fee @1.00%:                                                                                         --------------
    Servicing Fee Due                                  $    643,124.23          $   643,124.23                    $   643,124.23
                                                                                                                  --------------

 2. Class A Noteholders Interest:
    Class A-1 Notes                                    $    174,095.74          $   174,095.74
    Class A-2 Notes                                    $    422,833.33          $   422,833.33
    Class A-3 Notes                                    $    465,300.00          $   465,300.00
    Class A-4 Notes                                    $    271,695.00          $   271,695.00
                                                       ---------------          --------------
                                                                                                                  --------------
      Total Class A interest:                          $  1,333,924.07          $ 1,333,924.07                    $ 1,333,924.07
                                                                                                                  --------------

                                                                                                                  --------------
 3. First Priority Principal Distribution:             $             -          $            -                    $            -
                                                                                                                  --------------

                                                                                                                  --------------
 4. Class B Noteholders Interest:                      $    105,241.67          $   105,241.67                    $   105,241.67
                                                                                                                  --------------

                                                                                                                  --------------
 5. Second Priority Principal Distribution:            $             -          $            -                    $            -
                                                                                                                  --------------

                                                                                                                  --------------
 6. Class C Noteholders Interest:                      $     75,320.00          $    75,320.00                    $    75,320.00
                                                                                                                  --------------

                                                                                                                  --------------
 7. Third Priority Principal Distribution:             $             -          $            -                    $            -
                                                                                                                  --------------

                                                                                                                  --------------
 8. Class D Noteholders Interest:                      $    112,066.67          $   112,066.67                    $   112,066.67
                                                                                                                  --------------
      Available Funds Remaining:                                                                                  $20,364,585.48

                                                                                                                  --------------
 9. Regular Principal Distribution Amount:                                                                        $20,364,585.48
                                                                                                                  --------------

                                                     Distributable Amount        Paid Amount
                                                     --------------------        -----------
    Class A-1 Notes                                                             $20,364,585.48
    Class A-2 Notes                                                             $            -
    Class A-3 Notes                                                             $            -
    Class A-4 Notes                                                             $            -
                                                                                --------------
      Class A Notes Total:                             $166,140,713.02          $20,364,585.48
      Class B Notes Total:                             $ 70,310,792.93          $            -
      Class C Notes Total:                             $ 71,676,475.36          $            -
      Class D Notes Total:                             $ 26,031,492.30          $            -
                                                                                --------------
        Total Noteholders Principal                                             $20,364,585.48

10. Available Amounts Remaining to reserve account                                                                $            -
                                                                                                                  --------------

11. Trust Fees and Expenses                                                                                       $            -
                                                                                                                  --------------

12. Remaining Available Collections Released to Cetificateholder                                                  $            -
                                                                                                                  --------------

================================================================================================================================

       V. YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

       Beginning Period Required Amount                                                           $ 37,187,779.52
       Beginning Period Amount                                                                    $ 37,187,779.52
       Current Period Amortization                                                                $  1,297,996.71
       Ending Period Required Amount                                                              $ 35,889,782.81
       Ending Period Amount                                                                       $ 35,889,782.81
       Next Distribution Date Required Amount                                                     $ 34,613,124.14


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



       VI. RESERVE ACCOUNT

       Beginning Period Required Amount                                                            $ 5,770,077.89
       Beginning Period Amount                                                                     $ 5,770,077.89
       Current Period Release to Collection Account                                                           $ -
       Current Period Deposit                                                                                 $ -
       Current Period Release to Depositor                                                                    $ -
       Ending Period Required Amount (0.75% of APB of cut-off date)                                $ 5,770,077.89
       Ending Period Amount                                                                        $ 5,770,077.89

       -----------------------------------------------------------------------------------------------------------

       VII. OVERCOLLATERALIZATION
                                                                          Beginning            Ending              Target
                                                                          ---------            ------              ------
       Overcollateralization Amount                                    $ 29,759,151.88   $ 32,744,846.57      $ 58,776,338.87
       Overcollateralization as a % of Original Pool                        3.68%              4.05%               7.28%
       Overcollateralization as a % of Current Pool                         3.95%              4.35%               7.80%

       ----------------------------------------------------------------------------------------------------------------------

       VIII. DELINQUENCY AND NET LOSS ACTIVITY

                                                                           Units              Percent
                                                                          Percent   Units     Dollars            Dollar Amount
                                                                          -------   -----     --------           -------------
            Current                                                        97.38%   46,037     97.59%          $734,905,268.60
            30 - 59 Days                                                    1.99%      941      1.85%          $ 13,939,879.35
            60 - 89 Days                                                    0.47%      222      0.44%          $  3,318,451.15
            90 + Days                                                       0.16%       75      0.12%          $    908,592.16
                                                                      ---------------------------------------------------------
                                                                                    47,275                     $753,072,191.26
       Total
       Delinquent Receivables 60+ days past due                             0.63%      297      0.56%          $  4,227,043.31
       Delinquency Ratio 60+ for 1st Preceding Collection Period            0.47%      222      0.40%          $  3,076,063.63
       Delinquency Ratio 60+ for 2nd Preceding Collection Period            0.00%        0      0.00%          $             -
                                                                           -----               -----
       Three-Month Average Delinquency Ratio                                0.37%               0.32%

       Repossession in Current Period                                                                                      104
       Repossession Inventory                                                                                              117

       Charge-Offs
            Gross Principal of Charge-Off for Current Period                                                   $    436,002.44
            Recoveries for Current Period                                                                      $             -
            Recoveries on Previous Charge-off Contracts                                                        $    (21,449.54)
                                                                                                               ---------------
            Net Charge-offs for Current Period                                                                 $    414,552.90

            Average Pool Balance for Current Period                                                            $762,410,635.01

       Net Loss Ratio                                                                                                     0.65%
       Net Loss Ratio for 1st Preceding Collection Period                                                                 0.36%
       Net Loss Ratio for 2nd Preceding Collection Period                                                                 0.00%
                                                                                                               ---------------
       Three-Month Average Net Loss Ratio for Current Period                                                              0.34%

       Cumulative Net Losses for All Periods                                                                   $    648,692.71
       Cumulative Net Losses as a % of Initial Pool Balance                                                               0.08%

       The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of October 31, 2004, in accordance with the Sale and Servicing Agreement dated as of September 1, 2004, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

                                 HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER



                                 By:   /s/ David A. Hoeller
                                      ------------------------------------------
                                 Name:  David A. Hoeller
                                        Title: Vice President, Finance
                                        Date:  November 10, 2004


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